Exhibit 5.1

                               FENWICK & WEST LLP
                         A Limited Liability Partnership
                       Including Professional Corporations

       2nd Floor              Two Palo Alto Square              Suite 650
   282 Second Street       Palo Alto, California 94306   1920 N Street Northwest
San Francisco, Ca 94105     Telephone (415) 494-0600     Washington, D.C. 20036
    (415) 281-1330          Facsimile (415) 494-1417         (202) 463-6300


                                October 2, 1996


Cellegy Pharmaceuticals, Inc.
1065 East Hillsdale Blvd., Suite 418
Foster City, CA 94404


         Re:      Amendment No. 1 to Registration Statement of Form S-3


Ladies and Gentlemen:


         At  your  request  we  have   examined  the  Amendment  No.  1  to  the
Registration Statement on Form S-3 to be filed by you with the Securities and Exchange Commission ("SEC") on or about October 2, 1996 (the "Registration Statement") in connection with the registration under the Securities Act of 1933, as amended, of 6,800,000 shares of your Common Stock (the "Shares"). The Registration Statement relates to the resale of Shares which are either (i) issued and outstanding and held by certain of the shareholders named in the Registration Statement (the "Selling Shareholders"), (ii) issuable upon conversion of shares of Series A Preferred held by certain Selling Shareholders, and (iii) issuable upon exercise of warrants (the "Warrants") held by certain of the Selling Shareholders. In addition, the Registration Statement relates to the issuance of certain shares of Common Stock issuable upon exercise of warrants issued and sold in the Company's initial public offering (the "IPO") in August 1995 (the "IPO Warrants"), and issuable upon exercise of warrants issued and sold to the Representatives' of the Underwriters in the IPO.


         As your counsel, we have examined the proceedings taken by you in connection with the issuance of the Shares. It is our opinion that the currently outstanding Shares are legally issued, non-assessable and, to our knowledge, fully paid, and that, when issued as described in the Registration Statement, the Shares consisting of the shares that are issuable upon conversion of the Series A Preferred and upon exercise of the Warrants, the IPO Warrants, and the Representatives' Warrants will be legally issued, non-assessable and, to our knowledge, fully paid.

         We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to all references to us in the Registration Statement and the Prospectus, constituting a part thereof and any amendments thereto which may have been approved by us.

                                            Very truly yours,



                                            FENWICK & WEST LLP